Exhibit 5



                       BECKMAN, LIEBERMAN & BARANDES, LLP
                             100 Jericho Quadrangle
                                   Suite 329
                            Jericho, New York 11753

                            Telephone  (516) 433-1200
                            Telecopier (516) 433-5858



                                           December 8, 2005



Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-0406

Gentlemen:

     Reference is made to the filing by Direct Insite Corp. (the "Company") of a Registration Statement on Form SB-2 (the "Registration Statement"), as amended, with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of (a) 82,738 shares of the Company's common stock, par value $0.0001 per share (the "common stock'), issuable as interest in lieu of cash on the Company's March 29, 2005 5% Senior Subordinated Secured Notes, (b) 750,000 shares of the Company's common stock issuable upon exercise of common stock purchase warrants dated March 29, 2005 and (b) 250,000 shares of the Company's common stock issuable upon exercise of common stock purchase warrants dated July 12, 2005.

     As counsel for the Company, we have examined its corporate records, including its Certificate of Incorporation, By-Laws, its corporate minutes, the form of its common stock certificate and such other documents as we have deemed necessary or relevant under the circumstances.

     Based upon our examination, we are of the opinion that:

     1. The Company is duly organized and validly existing under the laws of the State of Delaware.

    2. The shares of common stock covered by the Registration Statement have been duly authorized and, when issued in accordance Securities and Exchange Commission March 2, 1999 with their terms, as more fully described in the Registration Statement, will be validly issued, fully paid and non-assessable.


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Securities and Exchange Commission
December 8, 2005
Page -2-



     We hereby consent to be named in the Registration Statement and in the Prospectus which constitutes a part thereof as counsel to the Company, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                           Very truly yours,

                                           /s/ Beckman, Lieberman &
                                                 Barandes, LLP

                                           BECKMAN, LIEBERMAN
                                             & BARANDES, LLP